Investor Relations Contact: Jeremy Lucas 404.239.8626 / jeremy.lucas@statebt.com

State Bank Financial Corporation Reports
Fourth Quarter and Full Year 2015 Financial Results

Fourth Quarter 2015 Highlights

▪	Operating income of $12.1 million

▪	Operating return on average assets of 1.39%

▪	Acquired equipment finance origination platform of Patriot Capital Corp.

▪	Doubled quarterly dividend to $.14 per common share

Full Year 2015 Highlights

▪	Operating income of $40.7 million

▪	Operating return on average assets of 1.21%

▪	$294 million of loan growth

▪	Record noninterest income led by mortgage, SBA, and payroll fee income

▪	Transaction deposit account growth of 18%, excluding acquisitions

ATLANTA, GA, January 27, 2016 - State Bank Financial Corporation (NASDAQ: STBZ) today announced unaudited financial results for the fourth quarter and full year ended December 31, 2015. Full year operating income for 2015 was $40.7 million, or $1.10 per fully diluted share, compared to $32.5 million, or $.98 per fully diluted share, for full year 2014. Operating income for the fourth quarter of 2015 was $12.1 million, or $.33 per fully diluted share, compared to $11.4 million, or $.31 per fully diluted share, for the third quarter of 2015. Higher accretion income, due in part to gains on loan pools that closed and recovery income, drove the increase in operating income. Recovery income continues to be positively impacted by the termination of loss share.

Operating income excludes severance, merger-related, and loss share termination expenses that are not considered part of ongoing operations. Including those items, full year 2015 net income was $28.4 million, compared to $30.9 million for full year 2014. Fully diluted earnings per share were $.77 for full year 2015 compared to $.93 for full year 2014. Net income for the fourth quarter of 2015 was $12.1 million, compared to $9.1 million for the third quarter of 2015. Fully diluted earnings per share were $.33 in the fourth quarter of 2015, compared to $.25 in the third quarter of 2015.

Joe Evans, Chairman and CEO of State Bank Financial, commented, "We capped the year off with a strong fourth quarter that clearly reflects the impact of our 2015 strategic initiatives, which led to a significant year over year increase in noninterest income, measurable improvement in operating efficiency, and better than forecasted benefits from early termination of loss share.  I believe a combination of our strong operating momentum, opportunistic capital deployment, and a significantly increased dividend payout will be very positive for shareholder value in 2016."

Operating Highlights

Net interest income of $40.6 million in the fourth quarter of 2015 increased from $37.4 million in the third quarter of 2015 primarily due to higher accretion income on loans. Interest income on loans, excluding purchased credit impaired loans, for the fourth quarter of 2015 was $24.3 million, up slightly from $24.2 million in the prior quarter. Accretion income on loans was $14.2 million in the fourth quarter of 2015, up from $11.2 million in the third quarter of 2015 due primarily to gains from two loan pools closing out in the quarter and recovery income. There were no loan pool closings during the third quarter of 2015. As of December 31, 2015, approximately $87 million of accretable discount remains to be recognized as loan accretion income, compared to $97 million of accretable discount remaining at the end of the third quarter of 2015.

Tom Wiley, Vice Chairman and President, commented, "I am pleased to report our highest quarterly profit in over five years.  I am even more pleased with the performance in our organic loan portfolio, which continued to perform very well in the fourth quarter as past due organic loans were only 10 basis points of total organic loans."

The provision for loan losses was $494,000 in the fourth quarter of 2015, consisting of a provision expense on organic and purchased non-credit impaired loans of $951,000 and $52,000, respectively, partially offset by a $509,000 benefit to the provision on purchased credit impaired loans.

Noninterest income was $8.1 million in the fourth quarter of 2015, down from $8.9 million in the third quarter of 2015. The decline in noninterest income was primarily due to lower mortgage banking and SBA income as a result of lower production volumes. This decline was partially offset by an increase in payroll fee income, which posted record income in the quarter.

Total noninterest expense for the fourth quarter of 2015 was $29.6 million, a $2.9 million decrease from the third quarter of 2015. The decrease was due primarily to lower salary and employee benefit costs, which declined $3.4 million from the previous quarter. The third quarter of 2015 included $3.0 million in severance expenses related to efficiency actions announced in September 2015. There were no severance or merger-related expenses in the fourth quarter of 2015.

Mr. Wiley added, "Going forward, we expect continued loan and core deposit growth, meaningful contributions from noninterest income lines of business and to maintain our intense focus on efficiency."

Financial Condition

Total assets at December 31, 2015 were $3.5 billion, up from $3.4 billion at September 30, 2015. Period-end organic and purchased non-credit impaired loans increased to $2.0 billion at December 31, 2015, a net increase of $34.3 million from the third quarter of 2015. Purchased credit impaired loans decreased to $145.6 million at the end of the fourth quarter of 2015, a $13.7 million linked-quarter decline. Total net loans, excluding loans held for sale, were $2.1 billion at December 31, 2015, up $20.4 million from the third quarter of 2015.

Total deposits at December 31, 2015 were $2.9 billion, up from $2.8 billion at the end of the third quarter of 2015. Period-end transaction accounts, comprised of noninterest-bearing demand deposits and interest-bearing transaction accounts, increased $92.0 million from the third quarter of 2015. Noninterest-bearing demand deposits represented 28.9% of total deposits as of December 31, 2015. Average noninterest-

bearing demand deposits increased $12.5 million from the third quarter of 2015, the 15th consecutive quarterly increase. Average transaction accounts increased $85.1 million from the third quarter of 2015.

Tangible book value per share was $13.22 at the end of the fourth quarter of 2015. State Bank Financial Corporation continues to be well capitalized, ending the quarter with a leverage ratio of 14.48% and a Tier I risk-based capital ratio of 18.05%.

Comparison to the Fourth Quarter of 2014

Comparisons to the fourth quarter of 2014 are materially affected by State Bank's acquisitions of Atlanta Bancorporation, Inc. on October 1, 2014 and Georgia-Carolina Bancshares, Inc. on January 1, 2015.

Net operating income for the quarter ended December 31, 2015 increased $3.4 million compared to the fourth quarter of 2014 primarily due to an $8.2 million increase in interest income and a $2.8 million increase in noninterest income, partially offset by higher operating expenses. Net income increased $4.5 million from the fourth quarter of 2014. Cost of funds for the fourth quarter of 2015 of 28 basis points was down five basis points from the fourth quarter of 2014.

Noninterest income, excluding amortization of the FDIC receivable, increased $2.8 million in the fourth quarter of 2015 compared to the fourth quarter of 2014, primarily as a result of the mortgage banking and SBA lending units acquired in our two acquisitions. Operating expenses were also impacted by the acquisitions and increased $5.6 million during the fourth quarter of 2015 compared to the fourth quarter of 2014.

Total loans increased $525.7 million during the year-over-year period as growth in organic loans of $454.0 million and purchased non-credit impaired loans of $132.5 million was partially offset by a $60.8 million decline in purchased credit impaired loans. Excluding the effect of $292.4 million of acquired loans, loan growth was $294.0 million year-over-year.

Total deposits increased $470.3 million for the quarter ended December 31, 2015, compared to the fourth quarter of 2014, including growth in noninterest-bearing deposits of $248.9 million and interest-bearing transaction accounts of $92.4 million.

Detailed Results

Supplemental tables displaying financial results for the fourth quarter of 2015, the previous four quarters and full year 2015 are included with this press release.

Non-GAAP Financial Measures

This press release contains certain performance measures determined by methods other than in accordance with accounting principles generally accepted in the United States of America (“GAAP”). For more information on these non-GAAP financial measures, please refer to 4Q15 Financial Supplement: Tables 8 and 9, Condensed Operating Results to GAAP Earnings Reconciliation, on pages 14-17.

Conference Call

Chief Executive Officer Joe Evans, President Tom Wiley, Chief Financial Officer Sheila Ray, and Chief Credit Officer David Black will discuss financial and business results for the quarter and the year on a conference call today at 11:00 a.m. ET.

Dial in number: 1.877.256.3282

Please allow time to register your name and affiliation/company prior to the start of the call. A replay of the conference call will be available shortly after the call's completion in the Investors section on the company's website at www.statebt.com. A slide presentation for today's call is also available in the Investors section on the company's website.

About State Bank Financial Corporation

State Bank Financial Corporation (NASDAQ: STBZ), with approximately $3.5 billion in assets as of December 31, 2015, is an Atlanta-based bank holding company for State Bank and Trust Company. State Bank operates 26 banking offices in Metro Atlanta, Middle Georgia and Augusta, Georgia, and seven mortgage origination offices.

To learn more about State Bank, visit www.statebt.com

Cautionary Note Regarding Forward-Looking Statements

Certain statements on our conference call may be "forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as: “intend,” “plan,” “seek,” “believe,” “expect,” “strategy,” “future,” “likely,” “project,” “may,” “should,” “will” and similar references to future periods. Examples of forward-looking statements include, among others, statements regarding our belief that we can maintain strong operating momentum, opportunistic capital deployment and increased dividend payouts which will be positive for shareholder value in 2016, our expectation that we will have continued loan and core deposit growth and meaningful contributions from noninterest income lines of business, and our expectation that we will continue to maintain our intense focus on efficiency. Such forward-looking statements are subject to risks, uncertainties, and other factors, such as a downturn in the economy, unanticipated losses related to the integration of, and accounting for, acquired assets and assumed liabilities in our acquisitions, access to funding sources, greater than expected noninterest expenses, volatile credit and financial markets both domestic and foreign, potential deterioration in real estate values, regulatory changes and excessive loan losses, any or all of which could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. Although we believe that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could prove to be inaccurate. Therefore, we can give no assurance that the results contemplated in the forward-looking statements will be realized. The inclusion of this forward-looking information should not be construed as a representation by our company or any person that future events, plans, or expectations contemplated by our company will be achieved. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise. See Item 1A, Risk Factors, in our Annual Report on Form 10-K for the most recently ended fiscal year, for a description of some of the important factors that may affect actual outcomes.

State Bank Financial Corporation
4Q15 Financial Supplement: Table 1
Condensed Consolidated Financial Summary Results
Quarterly (Unaudited)
						4Q15 change vs
(Dollars in thousands, except per share amounts; taxable equivalent)	4Q15	3Q15	2Q15	1Q15	4Q14	3Q15	4Q14

Income Statement Highlights
Interest income on loans	$24,392	$24,397	$23,174	$21,498	$17,496	$(5)	$6,896
Accretion income on loans	14,240	11,156	8,365	16,069	14,124	3,084	116
Interest income on invested funds	4,142	4,054	4,037	3,629	2,932	88	1,210
Total interest income (1)	42,774	39,607	35,576	41,196	34,552	3,167	8,222
Interest expense	1,994	1,977	1,972	1,979	1,923	17	71
Net interest income (1)	40,780	37,630	33,604	39,217	32,629	3,150	8,151
Provision for loan and lease losses	494	(265)	64	3,193	1,189	759	(695)
Adjusted (amortization) accretion of FDIC receivable for loss share agreements (1) (3)	—	—	(492)	(1,448)	1,652	—	(1,652)
Other noninterest income (1) (4)	8,128	8,894	9,319	10,250	5,285	(766)	2,843
Total operating noninterest income (1) (3)	8,128	8,894	8,827	8,802	6,937	(766)	1,191
Operating noninterest expense (1) (5)	29,562	28,687	30,038	29,585	23,999	875	5,563
Operating income before taxes (1) (3)(5)	18,852	18,102	12,329	15,241	14,378	750	4,474
Operating income tax expense (1) (6)	6,731	6,696	4,620	5,729	5,689	35	1,042
Operating income (1) (7)	12,121	11,406	7,709	9,512	8,689	715	3,432
Loss share termination, net of tax benefit	—	—	(8,921)	—	—	—	—
Severance costs, net of tax benefit	—	(1,847)	(272)	(224)	(916)	1,847	916
Merger-related expenses, net of tax benefit	—	(440)	(537)	(84)	(188)	440	188
Net income (loss) available to common shareholders	$12,121	$9,119	$(2,021)	$9,204	$7,585	$3,002	$4,536

Common Share Data
Basic net income (loss) per share	$.33	$.26	$(.06)	$.27	$.24	$.07	$.09
Diluted net income (loss) per share	.33	.25	(.06)	.26	.23	.08	.10
Basic operating income per share (1)	.33	.32	.22	.28	.27	.01	.06
Diluted operating income per share (1)	.33	.31	.21	.27	.26	.02	.07
Cash dividends declared per share	.14	.07	.06	.05	.04	.07	.10
Book value per share	14.47	14.88	14.62	14.81	14.38	(.41)	.09
Tangible book value per share (1)	13.22	13.78	13.51	13.70	13.97	(.56)	(.75)
Market price per share (quarter end)	21.03	20.68	21.70	21.00	19.98	.35	1.05

Common Shares Outstanding
Common stock	37,077,848	35,753,855	35,763,791	35,738,850	32,269,604	1,323,993	4,808,244
Weighted average shares outstanding:
Basic	35,208,607	34,687,354	34,654,689	33,593,687	31,794,828	521,253	3,413,779
Diluted (8)	36,140,474	36,003,068	34,654,689	34,862,324	32,986,289	137,406	3,154,185

Average Balance Sheet Highlights
Loans	$2,203,993	$2,136,746	$2,099,798	$1,986,008	$1,645,013	$67,247	$558,980
Assets	3,455,342	3,344,023	3,316,424	3,323,713	2,858,209	111,319	597,133
Deposits	2,842,788	2,766,314	2,746,818	2,716,084	2,339,566	76,474	503,222
Liabilities	77,852	48,211	44,347	82,361	57,506	29,641	20,346
Equity	534,702	529,498	525,259	525,268	461,137	5,204	73,565
Tangible common equity	491,346	489,757	485,337	485,087	447,641	1,589	43,705

State Bank Financial Corporation
4Q15 Financial Supplement: Table 1 (continued)
Condensed Consolidated Financial Summary Results
Quarterly (Unaudited)
						4Q15 change vs
(Dollars in thousands, except per share amounts; taxable equivalent)	4Q15	3Q15	2Q15	1Q15	4Q14	3Q15	4Q14

Key Metrics (2)
Operating return on average assets (7)	1.39%	1.35%	.93%	1.16%	1.21%	.04%	.18%
Operating return on average equity (7)	8.99	8.55	5.89	7.34	7.48	.44	1.51
Return on average assets	1.39	1.08	(.24)	1.12	1.05	.31	.34
Return on average equity	8.99	6.83	(1.54)	7.11	6.53	2.16	2.46
Yield on earning assets	5.23	4.98	4.58	5.37	5.08	.25	.15
Cost of funds	.28	.28	.29	.29	.33	—	(.05)
Rate on interest-bearing liabilities	.39	.40	.39	.38	.43	(.01)	(.04)
Net interest margin	4.99	4.73	4.33	5.11	4.80	.26	.19
Net interest margin excluding accretion income (9)	3.40	3.52	3.45	3.22	2.96	(.12)	.44
Average tangible equity to average tangible assets (1)	14.40	14.82	14.81	14.77	15.74	(.42)	(1.34)
Leverage ratio (10)	14.48	14.93	14.92	15.00	15.90	(.45)	(1.42)
Tier I risk-based capital ratio (10)	18.05	18.13	19.12	19.51	23.12	(.08)	(5.07)
Total risk-based capital ratio (10)	19.11	19.20	20.28	20.70	24.37	(.09)	(5.26)
Operating efficiency ratio (1) (3) (5)	60.44	61.66	70.79	61.61	60.66	—	—
Average loans to average deposits	77.53	77.24	76.44	73.12	70.31	.29	7.22
Noninterest-bearing deposits to total deposits	28.87	29.45	27.85	24.91	24.14	(.58)	4.73

(1)     Non-GAAP financial measure. See Condensed Operating Results to GAAP Earnings Reconciliation (Table 8) for further information.
(2)     Income statement ratios and yield/rate information are annualized for the applicable period.

(3)	Excludes the one-time loss share expense termination charge of $14.5 million in the second quarter of 2015.

(4)	Includes all line items of noninterest income other than (amortization) accretion of FDIC receivable for loss share agreements.
(5)     Excludes severance costs and merger-related expenses.

(6)	Excludes the taxable equivalent adjustments on interest income and the income tax benefit relating to the one-time loss share expense termination charge, severance costs and merger-related expenses.
(7)     Excludes the one-time loss share expense termination charge, severance costs and merger-related expenses, net of the income tax benefit.
(8)     Since the Company had a net loss for the three month period ended June 30, 2015, all potential common shares were excluded from the calculation of diluted earnings per share as they would have had an anti-dilutive effect for the period.
(9)    Excludes accretion income on loans and average purchased credit impaired loans.
(10)     Current period capital ratios are estimated as of the date of this earnings release.

State Bank Financial Corporation
4Q15 Financial Supplement: Table 2
Condensed Consolidated Balance Sheets
Quarterly (Unaudited)
						4Q15 change vs
(Dollars in thousands)	4Q15	3Q15	2Q15	1Q15	4Q14	3Q15	4Q14

Assets
Cash and amounts due from depository institutions	$12,175	$15,734	$21,903	$20,426	$10,550	$(3,559)	$1,625
Interest-bearing deposits in other financial institutions	163,187	153,937	179,831	285,971	470,608	9,250	(307,421)
Cash and cash equivalents	175,362	169,671	201,734	306,397	481,158	5,691	(305,796)
Investment securities available-for-sale	887,705	831,548	815,277	819,609	640,086	56,157	247,619
Loans	2,160,217	2,139,691	2,042,186	2,000,189	1,634,529	20,526	525,688
Allowance for loan and lease losses	(29,075)	(28,930)	(29,569)	(29,982)	(28,638)	(145)	(437)
Loans, net	2,131,142	2,110,761	2,012,617	1,970,207	1,605,891	20,381	525,251
Loans held-for-sale	54,933	59,563	64,047	45,211	3,174	(4,630)	51,759
Other real estate owned	10,530	11,363	15,055	16,848	8,568	(833)	1,962
Premises and equipment, net	42,980	43,982	45,608	46,370	35,286	(1,002)	7,694
Goodwill	36,357	31,049	31,049	30,510	10,606	5,308	25,751
Other intangibles, net	10,101	8,486	8,922	9,045	2,752	1,615	7,349
SBA servicing rights	2,626	2,463	2,185	1,902	1,516	163	1,110
FDIC receivable for loss share agreements	—	—	—	17,098	22,320	—	(22,320)
Bank-owned life insurance	58,819	58,347	57,810	57,348	41,479	472	17,340
Other assets	59,512	61,440	46,004	31,363	29,374	(1,928)	30,138
Total assets	$3,470,067	$3,388,673	$3,300,308	$3,351,908	$2,882,210	$81,394	$587,857
Liabilities and Shareholders’ Equity
Noninterest-bearing deposits	$826,216	$823,146	$762,100	$691,938	$577,295	$3,070	$248,921
Interest-bearing deposits	2,035,746	1,972,042	1,974,185	2,085,997	1,814,387	63,704	221,359
Total deposits	2,861,962	2,795,188	2,736,285	2,777,935	2,391,682	66,774	470,280
Securities sold under agreements to repurchase	32,179	4,872	11,747	8,250	—	27,307	32,179
Notes payable	1,812	2,761	2,765	2,769	2,771	(949)	(959)
Other liabilities	37,624	53,691	26,527	33,708	23,662	(16,067)	13,962
Total liabilities	2,933,577	2,856,512	2,777,324	2,822,662	2,418,115	77,065	515,462
Total shareholders’ equity	536,490	532,161	522,984	529,246	464,095	4,329	72,395
Total liabilities and shareholders’ equity	$3,470,067	$3,388,673	$3,300,308	$3,351,908	$2,882,210	$81,394	$587,857

Capital Ratios (1)
Average equity to average assets	15.47%	15.83%	15.84%	15.80%	16.13%	(.36)%	(.66)%
Leverage ratio	14.48	14.93	14.92	15.00	15.90	(.45)	(1.42)
CET1 risk-based capital ratio	18.05	18.13	19.12	19.51	N/A	(.08)	N/A
Tier I risk-based capital ratio	18.05	18.13	19.12	19.51	23.12	(.08)	(5.07)
Total risk-based capital ratio	19.11	19.20	20.28	20.70	24.37	(.09)	(5.26)

(1) Current period capital ratios are estimated as of the date of this earning release. Beginning January 1, 2015, the Company's ratios are calculated using the Basel III framework. Capital ratios for prior periods were calculated using the Basel I framework. The Common Equity Tier 1 (CET1) capital ratio is a new ratio introduced under the Basel III framework.

State Bank Financial Corporation
4Q15 Financial Supplement: Table 3
Condensed Consolidated Income Statements
Quarterly (Unaudited)
						4Q15 change vs
(Dollars in thousands, except per share amounts)	4Q15	3Q15	2Q15	1Q15	4Q14	3Q15	4Q14

Net Interest Income:
Interest income on loans	$24,258	$24,218	$23,070	$21,400	$17,416	$40	$6,842
Accretion income on loans	14,240	11,156	8,365	16,069	14,124	3,084	116
Interest income on invested funds	4,139	4,050	4,032	3,602	2,928	89	1,211
Interest expense	1,994	1,977	1,972	1,979	1,923	17	71
Net interest income	40,643	37,447	33,495	39,092	32,545	3,196	8,098
Provision for loan and lease losses	494	(265)	64	3,193	1,189	759	(695)
Net interest income after provision for loan and lease losses	40,149	37,712	33,431	35,899	31,356	2,437	8,793
Noninterest Income:
(Amortization) accretion of FDIC receivable for loss share agreements	—	—	(15,040)	(1,448)	1,652	—	(1,652)
Service charges on deposits	1,495	1,491	1,501	1,489	1,274	4	221
Mortgage banking income	2,011	3,079	3,480	2,680	322	(1,068)	1,689
Payroll fee income	1,165	1,004	956	1,158	1,050	161	115
SBA income	1,316	1,720	1,380	1,123	477	(404)	839
ATM income	741	742	773	725	624	(1)	117
Bank-owned life insurance income	472	537	462	455	343	(65)	129
Gain (loss) on sale of investment securities	16	17	(59)	380	223	(1)	(207)
Other	912	304	826	2,240	972	608	(60)
Total noninterest income	8,128	8,894	(5,721)	8,802	6,937	(766)	1,191
Noninterest Expense:
Salaries and employee benefits	19,914	23,293	20,506	19,582	17,797	(3,379)	2,117
Occupancy and equipment	2,995	3,113	3,219	3,105	2,615	(118)	380
Data processing	2,378	2,097	2,435	2,280	1,909	281	469
Legal and professional fees	1,159	1,144	1,284	1,484	844	15	315
Merger-related expenses	—	717	876	137	306	(717)	(306)
Marketing	792	491	599	436	491	301	301
Federal deposit insurance premiums and other regulatory fees	518	621	455	506	393	(103)	125
Loan collection and OREO costs	(690)	(1,198)	(114)	405	(112)	508	(578)
Amortization of intangibles	509	436	442	417	219	73	290
Other	1,987	1,702	1,655	1,735	1,337	285	650
Total noninterest expense	29,562	32,416	31,357	30,087	25,799	(2,854)	3,763
Income (Loss) Before Income Taxes	18,715	14,190	(3,647)	14,614	12,494	4,525	6,221
Income tax expense (benefit)	6,594	5,071	(1,626)	5,410	4,909	1,523	1,685
Net Income (Loss)	$12,121	$9,119	$(2,021)	$9,204	$7,585	$3,002	$4,536

Net Income (Loss) Per Share
Basic	$.33	$.26	$(.06)	$.27	$.24	$.07	$.09
Diluted	.33	.25	(.06)	.26	.23	.08	.10
Weighted Average Shares Outstanding
Basic	35,208,607	34,687,354	34,654,689	33,593,687	31,794,828	521,253	3,413,779
Diluted	36,140,474	36,003,068	34,654,689	34,862,324	32,986,289	137,406	3,154,185

State Bank Financial Corporation
4Q15 Financial Supplement: Table 4
Condensed Consolidated Income Statements
Year to Date (Unaudited)
	Years Ended December 31		Change
(Dollars in thousands, except per share amounts)	2015	2014

Net Interest Income:
Interest income on loans	$92,946	$64,176	$28,770
Accretion income on loans	49,830	78,857	(29,027)
Interest income on invested funds	15,823	10,488	5,335
Interest expense	7,922	7,520	402
Net interest income	150,677	146,001	4,676
Provision for loan and lease losses	3,486	2,896	590
Net interest income after provision for loan and lease losses	147,191	143,105	4,086
Noninterest Income:
Amortization of FDIC receivable for loss share agreements	(16,488)	(15,785)	(703)
Service charges on deposits	5,976	4,834	1,142
Mortgage banking income	11,250	835	10,415
Payroll fee income	4,283	3,700	583
SBA income	5,539	477	5,062
ATM income	2,981	2,471	510
Bank-owned life insurance income	1,926	1,334	592
Gain on sale of investment securities	354	246	108
Other	4,282	1,490	2,792
Total noninterest income	20,103	(398)	20,501
Noninterest Expense:
Salaries and employee benefits	83,295	62,093	21,202
Occupancy and equipment	12,432	9,898	2,534
Data processing	9,190	7,053	2,137
Legal and professional fees	5,071	3,440	1,631
Merger-related expenses	1,730	795	935
Marketing	2,318	1,824	494
Federal deposit insurance premiums and other regulatory fees	2,100	1,420	680
Loan collection and OREO costs	(1,597)	480	(2,077)
Amortization of intangibles	1,804	694	1,110
Other	7,079	5,771	1,308
Total noninterest expense	123,422	93,468	29,954
Income Before Income Taxes	43,872	49,239	(5,367)
Income tax expense	15,449	18,321	(2,872)
Net Income	$28,423	$30,918	$(2,495)

Net Income Per Share
Basic	$.79	$.96	$(.17)
Diluted	.77	.93	(.16)
Weighted Average Shares Outstanding
Basic	34,810,855	31,723,971	3,086,884
Diluted	36,042,719	32,827,943	3,214,776

State Bank Financial Corporation
4Q15 Financial Supplement: Table 5
Condensed Consolidated Composition of Loans and Deposits at Period Ends
Quarterly (Unaudited)
						4Q15 change vs
(Dollars in thousands)	4Q15	3Q15	2Q15	1Q15	4Q14	3Q15	4Q14

Composition of Loans
Organic loans (1):
Construction, land & land development	$482,087	$412,788	$399,982	$388,148	$310,987	$69,299	$171,100
Other commercial real estate	661,062	705,616	634,943	606,347	609,478	(44,554)	51,584
Total commercial real estate	1,143,149	1,118,404	1,034,925	994,495	920,465	24,745	222,684
Residential real estate	140,613	127,823	118,612	107,554	91,448	12,790	49,165
Owner-occupied real estate	219,636	212,171	205,805	191,557	188,933	7,465	30,703
Commercial, financial & agricultural	181,513	165,305	126,157	108,929	90,930	16,208	90,583
Leases	71,539	54,814	26,709	21,491	19,959	16,725	51,580
Consumer	17,882	16,432	12,078	9,442	8,658	1,450	9,224
Total organic loans	1,774,332	1,694,949	1,524,286	1,433,468	1,320,393	79,383	453,939
Purchased non-credit impaired loans(2):
Construction, land & land development	18,598	37,326	61,089	67,129	2,166	(18,728)	16,432
Other commercial real estate	74,506	79,878	91,212	94,917	26,793	(5,372)	47,713
Total commercial real estate	93,104	117,204	152,301	162,046	28,959	(24,100)	64,145
Residential real estate	69,053	75,987	82,668	88,871	43,669	(6,934)	25,384
Owner-occupied real estate	61,313	69,619	73,409	77,946	22,743	(8,306)	38,570
Commercial, financial & agricultural	14,216	19,529	28,656	42,494	11,635	(5,313)	2,581
Consumer	2,624	3,080	3,505	4,517	791	(456)	1,833
Total purchased non-credit impaired loans	240,310	285,419	340,539	375,874	107,797	(45,109)	132,513
Purchased credit impaired loans (3):
Construction, land & land development	14,252	16,473	20,002	18,791	24,544	(2,221)	(10,292)
Other commercial real estate	40,742	42,637	48,187	54,211	58,680	(1,895)	(17,938)
Total commercial real estate	54,994	59,110	68,189	73,002	83,224	(4,116)	(28,230)
Residential real estate	64,011	67,218	70,537	74,876	78,793	(3,207)	(14,782)
Owner-occupied real estate	25,364	30,655	35,036	39,210	42,168	(5,291)	(16,804)
Commercial, financial & agricultural	1,050	2,132	3,234	3,427	1,953	(1,082)	(903)
Consumer	156	208	365	332	201	(52)	(45)
Total purchased credit impaired loans	145,575	159,323	177,361	190,847	206,339	(13,748)	(60,764)
Total loans	$2,160,217	$2,139,691	$2,042,186	$2,000,189	$1,634,529	$20,526	$525,688
Composition of Deposits
Noninterest-bearing demand deposits	$826,216	$823,146	$762,100	$691,938	$577,295	$3,070	$248,921
Interest-bearing transaction accounts	588,391	499,434	497,715	562,378	495,966	88,957	92,425
Savings and money market deposits	1,074,190	1,059,770	1,038,292	1,052,677	954,626	14,420	119,564
Time deposits less than $250,000	279,449	289,815	301,431	319,118	247,757	(10,366)	31,692
Time deposits $250,000 or greater	41,439	56,750	59,105	58,076	18,946	(15,311)	22,493
Brokered and wholesale time deposits	52,277	66,273	77,642	93,748	97,092	(13,996)	(44,815)
Total deposits	$2,861,962	$2,795,188	$2,736,285	$2,777,935	$2,391,682	$66,774	$470,280

(1) Loans originated by State Bank and Trust Company.
(2) Consists of loans purchased through the Bank of Atlanta and First Bank of Georgia acquisitions.
(3) Acquired loans, which at acquisition, management determined it was probable that we would be unable to collect all contractual principal and interest payments due, including all loans acquired from the FDIC.

State Bank Financial Corporation
4Q15 Financial Supplement: Table 6
Condensed Consolidated Asset Quality Data
Quarterly (Unaudited)
						4Q15 change vs
(Dollars in thousands)	4Q15	3Q15	2Q15	1Q15	4Q14	3Q15	4Q14

Allowance for loan and lease losses on organic loans
Beginning Balance	$20,176	$19,594	$19,424	$18,392	$18,828	$582	$1,348
Charge-offs	(110)	(63)	(64)	(76)	(1,250)	(47)	1,140
Recoveries	207	31	12	38	39	176	168
Net (charge-offs) recoveries	97	(32)	(52)	(38)	(1,211)	129	1,308
Provision for loan and lease losses	951	614	222	1,070	775	337	176
Ending Balance	$21,224	$20,176	$19,594	$19,424	$18,392	$1,048	$2,832

Allowance for loan and lease losses on purchased non-credit impaired loans
Beginning Balance	$—	$—	$—	$—	$—	$—	$—
Charge-offs	—	—	(46)	(2)	—	—	—
Recoveries	1	6	—	—	—	(5)	1
Net (charge-offs) recoveries	1	6	(46)	(2)	—	(5)	1
Provision for loan and lease losses	52	(6)	46	2	—	58	52
Ending Balance	$53	$—	$—	$—	$—	$53	$53

Allowance for loan and lease losses on purchased credit impaired loans
Beginning Balance	$8,754	$9,975	$10,558	$10,246	$8,403	$(1,221)	$351
Charge-offs	(3,467)	(3,282)	(2,155)	(3,229)	(898)	(185)	(2,569)
Recoveries	3,020	2,934	1,227	924	2,410	86	610
Net (charge-offs) recoveries	(447)	(348)	(928)	(2,305)	1,512	(99)	(1,959)
Provision for loan and lease losses (1)	(509)	(873)	345	2,617	331	364	(840)
Ending Balance	$7,798	$8,754	$9,975	$10,558	$10,246	$(956)	$(2,448)

Nonperforming organic assets
Nonaccrual loans	$5,096	$5,117	$4,971	$4,802	$5,546	$(21)	$(450)
Total nonperforming organic loans	5,096	5,117	4,971	4,802	5,546	(21)	(450)
Other real estate owned	33	500	160	—	74	(467)	(41)
Total nonperforming organic assets	$5,129	$5,617	$5,131	$4,802	$5,620	$(488)	$(491)

Nonperforming purchased non-credit impaired assets
Nonaccrual loans	$1,280	$1,639	$232	$163	$107	$(359)	$1,173
Accruing TDRs	577	—	—	—	—	577	577
Total nonperforming PNCI loans	1,857	1,639	232	163	107	218	1,750
Other real estate owned	—	—	—	—	—	—	—
Total nonperforming PNCI assets	$1,857	$1,639	$232	$163	$107	$218	$1,750

Ratios for organic assets
Annualized QTD charge-offs (recoveries) on organic loans to average organic loans	(.02)%	.01%	.01%	.01%	.36%	(.03)%	(.38)%
Nonperforming organic loans to organic loans	.29	.30	.33	.33	.42	(.01)	(.13)
Nonperforming organic assets to organic loans + OREO	.29	.33	.34	.33	.43	(.04)	(.14)
Past due organic loans to organic loans	.10	.08	.08	.11	.17	.02	(.07)
Allowance for loan and lease losses on organic loans to organic loans	1.20	1.19	1.29	1.36	1.39	.01	(.19)

State Bank Financial Corporation
4Q15 Financial Supplement: Table 6
Condensed Consolidated Asset Quality Data
Quarterly (Unaudited)
						4Q15 change vs
(Dollars in thousands)	4Q15	3Q15	2Q15	1Q15	4Q14	3Q15	4Q14

Ratios for purchased non-credit impaired loans
Annualized QTD charge-offs (recoveries) on PNCI loans to average PNCI loans	—%	(.01)%	.04%	—%	—%	.01%	—
Nonperforming PNCI loans to PNCI loans	.77	.57	.07	.04	.10	.20	.67
Nonperforming PNCI assets to PNCI loans + OREO	.77	.57	.07	.04	.10	.20	.67
Past due PNCI loans to PNCI loans	.39	.64	.49	.36	.46	(.25)	—
Allowance for loan and lease losses on PNCI loans to PNCI loans	.02	—	—	—	—	.02	—

Ratios for purchased credit impaired loans (2)
Annualized QTD charge-offs (recoveries) on PCI loans to average PCI loans	1.20%	.83%	2.07%	4.81%	(2.80)%	.37%	4.00%
Past due PCI loans to PCI loans	16.64	14.15	13.30	18.48	15.62	2.49	1.02
Allowance for loan and lease losses on PCI loans to PCI loans	5.36	5.49	5.62	5.53	4.97	(.13)	.39

(1) Provision for loan and lease losses amount attributable to FDIC loss share agreements for purchased credit impaired loans was $0 for
4Q15, $0 for 3Q15, $(549,000) for 2Q15, $(496,000) for 1Q15, and $83,000 for 4Q14.
(2) For each period presented, a portion of the Company's purchased credit impaired loans were contractually past due; however, such delinquencies were included in the Company's performance expectations in determining the fair values of purchased credit impaired loans at each acquisition and at subsequent valuation dates. All purchased credit impaired loan cash flows and the timing of such cash flows continue to be estimable and probable of collection and thus accretion income continues to be recognized on these assets. As such, purchased credit impaired loans are not considered to be nonperforming assets.

State Bank Financial Corporation
4Q15 Financial Supplement: Table 7
Condensed Consolidated Average Balances and Yield Analysis
Quarterly (Unaudited)
						4Q15 change vs
(Dollars in thousands)	4Q15	3Q15	2Q15	1Q15	4Q14	3Q15	4Q14
Average Balances
Interest-bearing deposits in other financial institutions	$188,966	$179,526	$191,653	$320,248	$450,362	9,440	(261,396)
Investment securities	850,127	837,786	821,998	807,002	603,101	12,341	247,026
Loans, excluding purchased credit impaired (1)	2,055,933	1,969,651	1,920,219	1,791,537	1,430,495	86,282	625,438
Purchased credit impaired loans	148,060	167,095	179,579	194,471	214,518	(19,035)	(66,458)
Total earning assets	3,243,086	3,154,058	3,113,449	3,113,258	2,698,476	89,028	544,610
Total nonearning assets	212,256	189,965	202,975	210,455	159,733	22,291	52,523
Total assets	3,455,342	3,344,023	3,316,424	3,323,713	2,858,209	111,319	597,133
Interest-bearing transaction accounts	559,113	486,514	522,147	507,087	433,545	72,599	125,568
Savings & money market deposits	1,066,783	1,042,941	1,035,706	1,072,818	958,782	23,842	108,001
Time deposits less than $250,000	283,276	295,304	309,725	327,807	240,509	(12,028)	42,767
Time deposits $250,000 or greater	50,784	57,511	57,375	56,529	66,009	(6,727)	(15,225)
Brokered and wholesale time deposits	56,298	70,004	82,840	103,464	86,371	(13,706)	(30,073)
Other borrowings	26,106	15,507	11,667	27,742	7,385	10,599	18,721
Total interest-bearing liabilities	2,042,360	1,967,781	2,019,460	2,095,447	1,792,601	74,579	249,759
Noninterest-bearing deposits	826,534	814,040	739,025	648,379	554,350	12,494	272,184
Other liabilities	51,746	32,704	32,680	54,619	50,121	19,042	1,625
Shareholders’ equity	534,702	529,498	525,259	525,268	461,137	5,204	73,565
Total liabilities and shareholders' equity	3,455,342	3,344,023	3,316,424	3,323,713	2,858,209	111,319	597,133

Interest Margins (2)
Interest-bearing deposits in other financial institutions	.28%	.27%	.29%	.27%	.26%	.01%	.02%
Investment securities, tax-equivalent basis (3)	1.87	1.86	1.90	1.72	1.73	.01	.14
Loans, excluding purchased credit impaired, tax-equivalent basis (4)	4.71	4.91	4.84	4.87	4.85	(.20)	(.14)
Purchased credit impaired loans	38.16	26.49	18.68	33.51	26.12	11.67	12.04
Total earning assets	5.23%	4.98%	4.58%	5.37%	5.08%	.25%	.15%
Interest-bearing transaction accounts	.13	.13	.14	.14	.13	—	—
Savings & money market deposits	.48	.47	.46	.45	.46	.01	.02
Time deposits less than $250,000.39		.38	.36	.34	.43	.01	(.04)
Time deposits $250,000 or greater	.33	.36	.36	.30	.75	(.03)	(.42)
Brokered and wholesale time deposits	1.03	.97	.97	.94	1.02	.06	.01
Other borrowings	.76	1.69	2.23	.98	3.55	(.93)	(2.79)
Total interest-bearing liabilities	.39%	.40%	.39%	.38%	.43%	(.01)%	(.04)%
Net interest spread	4.84%	4.58%	4.19%	4.99%	4.65%	.26%	.19%
Net interest margin	4.99%	4.73%	4.33%	5.11%	4.80%	.26%	.19%
Net interest margin excluding accretion income	3.40%	3.52%	3.45%	3.22%	2.96%	(.12)%	.44%

(1) Includes average nonaccrual loans of $6.5 million for 4Q15, $5.9 million for 3Q15, $4.9 million for 2Q15, $5.1 million for 1Q15, and $5.6 million for 4Q14.
(2) Interest income or expense annualized for the applicable period.
(3) Reflects taxable equivalent adjustments using the federal statutory tax rate of 35% in adjusting interest on tax-exempt securities to a fully taxable basis. The taxable equivalent adjustments included above amount to $3,000 for 4Q15, $4,000 for 3Q15, $5,000 for 2Q15, $27,000 for 1Q15, and $4,000 for 4Q14.
(4) Reflects taxable equivalent adjustments using the federal statutory tax rate of 35% in adjusting tax-exempt loan interest income to a fully taxable basis. The taxable equivalent adjustments included above amount to $134,000 for 4Q15, $179,000 for 3Q15, $104,000 for 2Q15, $98,000 for 1Q15, and $80,000 for 4Q14.

State Bank Financial Corporation
4Q15 Financial Supplement: Table 8
Condensed Operating Results to GAAP Earnings Reconciliation (1)
Quarterly (Unaudited)
						4Q15 change vs
(dollars in thousands, except per share amounts; taxable equivalent)	4Q15	3Q15	2Q15	1Q15	4Q14	3Q15	4Q14

Interest income reconciliation
Interest income - taxable equivalent	$42,774	$39,607	$35,576	$41,196	$34,552	$3,167	$8,222
Taxable equivalent adjustment	(137)	(183)	(109)	(125)	(84)	46	(53)
Interest income (GAAP)	$42,637	$39,424	$35,467	$41,071	$34,468	$3,213	$8,169

Net interest income reconciliation
Net interest income - taxable equivalent	$40,780	$37,630	$33,604	$39,217	$32,629	$3,150	$8,151
Taxable equivalent adjustment	(137)	(183)	(109)	(125)	(84)	46	(53)
Net interest income (GAAP)	$40,643	$37,447	$33,495	$39,092	$32,545	$3,196	$8,098

Adjusted (amortization) accretion of FDIC receivable for loss share agreements
Adjusted (amortization) accretion of FDIC receivable for loss share agreements	$—	$—	$(492)	$(1,448)	$1,652	$—	$(1,652)
Loss share termination	—	—	(14,548)	—	—	—	—
(Amortization) accretion of FDIC receivable for loss share agreements (GAAP)	$—	$—	$(15,040)	$(1,448)	$1,652	$—	$(1,652)

Operating noninterest income reconciliation
Operating noninterest income	$8,128	$8,894	$8,827	$8,802	$6,937	$(766)	$1,191
Loss share termination	—	—	(14,548)	—	—	—	—
Total noninterest income (GAAP)	$8,128	$8,894	$(5,721)	$8,802	$6,937	$(766)	$1,191

Operating noninterest expense reconciliation
Operating noninterest expense	$29,562	$28,687	$30,038	$29,585	$23,999	$875	$5,563
Merger-related expenses	—	717	876	137	306	(717)	(306)
Severance costs	—	3,012	443	365	1,494	(3,012)	(1,494)
Total noninterest expense (GAAP)	$29,562	$32,416	$31,357	$30,087	$25,799	$(2,854)	$3,763

Operating income before taxes reconciliation
Operating income before taxes	$18,852	$18,102	$12,329	$15,241	$14,378	$750	$4,474
Loss share termination	—	—	(14,548)	—	—	—	—
Merger-related expenses	—	(717)	(876)	(137)	(306)	717	306
Severance costs	—	(3,012)	(443)	(365)	(1,494)	3,012	1,494
Taxable equivalent adjustment to interest income	(137)	(183)	(109)	(125)	(84)	46	(53)
Income (loss) before taxes (GAAP)	$18,715	$14,190	(3,647)	14,614	$12,494	$4,525	$6,221

State Bank Financial Corporation
4Q15 Financial Supplement: Table 8 (continued)
Condensed Operating Results to GAAP Earnings Reconciliation (1)
Quarterly (Unaudited)
						4Q15 change vs
(dollars in thousands, except per share amounts; taxable equivalent)	4Q15	3Q15	2Q15	1Q15	4Q14	3Q15	4Q14
Operating income tax reconciliation
Operating income tax expense	$6,731	$6,696	$4,620	$5,729	$5,689	$35	$1,042
Loss share termination tax benefit	—	—	(5,627)	—	—	—	—
Merger-related expenses tax benefit	—	(277)	(339)	(53)	(118)	277	118
Severance costs tax benefit	—	(1,165)	(171)	(141)	(578)	1,165	578
Taxable equivalent adjustment to interest income	(137)	(183)	(109)	(125)	(84)	46	(53)
Income tax expense (GAAP)	$6,594	$5,071	$(1,626)	$5,410	$4,909	$1,523	$1,685

Operating income reconciliation
Operating income	$12,121	$11,406	$7,709	$9,512	$8,689	$715	$3,432
Loss share termination, net of tax benefit	—	—	(8,921)	—	—	—	—
Merger-related expenses, net of tax benefit	—	(440)	(537)	(84)	(188)	440	188
Severance costs, net of tax benefit	—	(1,847)	(272)	(224)	(916)	1,847	916
Net income (GAAP)	$12,121	$9,119	$(2,021)	$9,204	$7,585	$3,002	4,536

Book value per common share reconciliation
Tangible book value per common share	$13.22	$13.78	$13.51	$13.70	$13.97	$(0.56)	$(.75)
Effect of goodwill and other intangibles	1.25	1.10	1.11	1.11	.41	.15	.84
Book value per common share (GAAP)	$14.47	$14.88	$14.62	$14.81	$14.38	$(0.41)	$.09

Average equity to average assets reconciliation
Average tangible equity to average tangible assets	14.40%	14.82%	14.81%	14.77%	15.74%	(.42)%	(1.34)%
Effect of average goodwill and other intangibles	1.07	1.01	1.03	1.03	.39	.06	.68
Average equity to average assets (GAAP)	15.47%	15.83%	15.84%	15.80%	16.13%	(.36)%	(.66)%

Basic Earnings Per Share Reconciliation
Basic operating earnings per share	$.33	$.32	$.22	$.28	$.27	$.01	$.06
Effect of non-operating items	—	(.06)	(.28)	(.01)	(.03)	.06	.03
Basic net income (loss) per share (GAAP)	$.33	$.26	$(.06)	$.27	$.24	$.07	$.09

State Bank Financial Corporation
4Q15 Financial Supplement: Table 8 (continued)
Condensed Operating Results to GAAP Earnings Reconciliation (1)
Quarterly (Unaudited)
						4Q15 change vs
(dollars in thousands, except per share amounts; taxable equivalent)	4Q15	3Q15	2Q15	1Q15	4Q14	3Q15	4Q14
Diluted Earnings Per Share Reconciliation
Diluted operating earnings per share	$.33	$.31	$.21	$.27	$.26	$.02	$.07
Effect of non-operating items	—	(.06)	(.27)	(.01)	(.03)	.06	.03
Diluted net income (loss) per share (GAAP)	$.33	$.25	$(.06)	$.26	$.23	$.08	$.10

Efficiency ratio reconciliation
Operating efficiency ratio	60.44%	61.66%	70.79%	61.61%	60.66%	(1.22)%	(.22)%
Effect of tax equivalent adjustment to interest income, loss share termination, merger-related expenses, and severance costs	.17%	8.29	42.11	1.21	4.68	(8.12)%	(4.51)%
Efficiency ratio (GAAP)	60.61%	69.95%	112.90%	62.82%	65.34%	(9.34)%	(4.73)%

(1) Management evaluates the capital position and operating performance of State Bank Financial Corporation (the “Company”) by using certain financial measures not calculated in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”), including: interest income - taxable equivalent, net interest income - taxable equivalent, adjusted (amortization) accretion of FDIC receivable for loss share agreements, other noninterest income, operating noninterest income, operating noninterest expense, operating income before taxes - taxable equivalent, operating income tax expense, operating income, tangible book value per common share, tangible average equity to average assets, basic operating earnings per share, diluted operating earnings per share, and operating efficiency ratio. The Company has included these non-GAAP financial measures in this press release for the applicable periods presented. Management believes that the presentation of these non-GAAP financial measures (a) provides important supplemental information that contributes to a proper understanding of the Company’s operating performance, (b) enables a more complete understanding of factors and trends affecting the Company’s business, and (c) allows investors to evaluate the Company’s performance in a manner similar to management, the financial services industry, bank stock analysts, and bank regulators. Management uses non-GAAP measures as follows: preparation of the Company’s operating budgets, monthly financial performance reporting, and presentation to investors of Company performance.
Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures are presented in the accompanying table. Non-GAAP financial measures have inherent limitations, are not required to be uniformly applied, and are not audited. These non-GAAP financial measures should not be considered as substitutes for GAAP financial measures, and the Company strongly encourages investors to review the GAAP financial measures included in this press release and not to place undue reliance upon any single financial measure. In addition, because non-GAAP financial measures are not standardized, it may not be possible to compare the non-GAAP financial measures presented in this press release with other companies’ non-GAAP financial measures having the same or similar names.

State Bank Financial Corporation
4Q15 Financial Supplement: Table 9
Condensed Operating Results to GAAP Earnings Reconciliation (1)
Year to Date (Unaudited)
	Years Ended December 31
(dollars in thousands, except per share amounts; taxable equivalent)	2015	2014	Change

Operating income reconciliation
Operating income	$40,748	$32,507	$8,241
Loss share termination, net of tax benefit	(8,921)	—	(8,921)
Merger-related expenses, net of tax benefit	(1,061)	(487)	(574)
Severance costs, net of tax benefit	(2,343)	(1,102)	(1,241)
Net income (GAAP)	$28,423	$30,918	$(2,495)

Diluted Earnings Per Share Reconciliation
Diluted operating earnings per share	$1.10	$.98	$.12
Effect of non-operating items	(.33)	(.05)	(.28)
Diluted net income per share (GAAP)	$.77	$.93	$(.16)

(1) Management evaluates the capital position and operating performance of State Bank Financial Corporation (the “Company”) by using certain financial measures not calculated in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”), including: interest income - taxable equivalent, net interest income - taxable equivalent, adjusted (amortization) accretion of FDIC receivable for loss share agreements, other noninterest income, operating noninterest income, operating noninterest expense, operating income before taxes - taxable equivalent, operating income tax expense, operating income, tangible book value per common share, tangible average equity to average assets, basic operating earnings per share, diluted operating earnings per share, and operating efficiency ratio. The Company has included these non-GAAP financial measures in this press release for the applicable periods presented. Management believes that the presentation of these non-GAAP financial measures (a) provides important supplemental information that contributes to a proper understanding of the Company’s operating performance, (b) enables a more complete understanding of factors and trends affecting the Company’s business, and (c) allows investors to evaluate the Company’s performance in a manner similar to management, the financial services industry, bank stock analysts, and bank regulators. Management uses non-GAAP measures as follows: preparation of the Company’s operating budgets, monthly financial performance reporting, and presentation to investors of Company performance.
Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures are presented in the accompanying table. Non-GAAP financial measures have inherent limitations, are not required to be uniformly applied, and are not audited. These non-GAAP financial measures should not be considered as substitutes for GAAP financial measures, and the Company strongly encourages investors to review the GAAP financial measures included in this press release and not to place undue reliance upon any single financial measure. In addition, because non-GAAP financial measures are not standardized, it may not be possible to compare the non-GAAP financial measures presented in this press release with other companies’ non-GAAP financial measures having the same or similar names.